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Exhibit 23.2

[Letterhead of Friedman LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Hellenic Solutions Corporation
Athens, Greece

        We hereby consent to the inclusion in this Registration Statement (No. 000-52136) of our report dated April 29, 2010 relating to the consolidated financial statements of Hellenic Solutions Corporation which appears in such Registration Statement.

        We further consent to being named as experts in accounting and auditing as defined in the report.

/s/ Friedman LLP
Marlton, New Jersey
November 10, 2010

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  Exhibit 23.2
[Letterhead of Friedman LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM